UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    ----------------------------------------

        Date of Report (Date of earliest event reported) : July 16, 1999


                             SUPERIOR SERVICES, INC.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)



         Wisconsin                       0-27508                 39-1733405
(State or other jurisdiction           (Commission              (IRS employer
     of incorporation)                 file number)          identification No.)

          South 84th Street, Suite 200,
               Milwaukee, Wisconsin                                  53214
     (Address of principal executive offices)                      (Zip Code)

               Registrant's telephone number, including area code:
                                 (414) 479-7800



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Item 1.  Change in Control of Registrant.

         On July 19, 1999, Vivendi, a societe anonyme organized under the laws of France ("Parent"), announced that its wholly-owned subsidiary Onyx Solid Waste Acquisition Corp., a Wisconsin corporation ("Purchaser"), completed the tender offer which was commenced on June 18, 1999 (the "Offer") to purchase all outstanding shares of common stock, $.01 par value per share, including the associated Common Stock Purchase Rights (together with the common stock, the "Shares") of Superior Services, Inc. (the "Company") at $27.00 per Share in cash. Approximately 29.4 million Shares were tendered and not withdrawn prior to the expiration of the Offer at midnight, New York City time, on July 16, 1999. At such time, the tendered Shares represented approximately 90.6% of the Company's outstanding Shares and approximately 80.2% of the outstanding Shares on a fully diluted basis. The Offer was made pursuant to an Agreement and Plan of Merger, dated as of June 11, 1999, by and among the Company, Purchaser and Parent (the "Merger Agreement") which provides, among other things, for the subsequent merger of Purchaser with and into the Company (the "Merger").

         Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction of the other conditions to the Merger (including the receipt of necessary state solid waste regulatory approvals), Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, each Share previously outstanding (other than Shares owned by Parent, Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than Shares held by dissenting shareholders) will represent the right to receive $27.00 per Share in cash, without interest, upon surrender of the certificate formerly representing such Share.

         Pursuant to the Merger Agreement, the Company will take, consistent with applicable law and its Restated Articles of Incorporation and By-Laws, all actions necessary to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of the Merger Agreement and the Merger. Subject to fiduciary requirements of applicable law, the Company's Board of Directors will recommend such approval. At such meeting of the Company's shareholders, all of the Shares then owned by Parent, Purchaser and any other subsidiary of Parent will be voted in favor of the Merger Agreement.

         The Merger Agreement provides that, if requested by Parent in writing, promptly following the purchase by Purchaser of Shares pursuant to the Offer, Parent will be entitled to designate such number of directors, rounded up to the next whole number, on the Company's Board of Directors ("Parent's Designees") as is equal to the product of the total number of directors on the Company's Board of Directors multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or its affiliates bears to the total number of Shares then outstanding, and the Company will, subject to compliance with
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, promptly take all actions necessary to cause Parent's Designees to be so elected or appointed, including increasing the size of the Company's Board of Directors or using its reasonable best efforts to secure the resignations of one or more existing directors, or both; provided, however, that prior to the effective time of the Merger, the Company's Board of Directors shall always have at least two members who are neither officers, directors, shareholders or designees of Parent or any of its affiliates. As indicated in the Tender Offer Statement on Schedule 14D-1, dated and filed by Purchaser and Parent with the Securities Exchange Commission (the "Commission") on June 18, 1999 (the "Schedule 14D-1"), Parent has informed the Company and has indicated in the Schedule 14D-1 that Parent's Designees are Henri Proglio, Denis Gasquet, and Michel Gourvennec. Additional information regarding the Parent's Designees is contained in the Schedule 14D-1.

         Parent and Purchaser have indicated in the Schedule 14D-1 that the total amount of funds required to purchase all of the outstanding Shares pursuant to the Offer and the subsequent Merger, to cash-out certain outstanding options to purchase Shares pursuant to the Merger Agreement, to assume the Company's outstanding funded indebtedness and to pay related fees and expenses will be approximately $1 billion. Approximately $793 million was expended to purchase the approximately 29.4 million shares tendered in the Offer. Parent has indicated in its Schedule 14D-1 that it will obtain sufficient funds from available cash on hand and available lines of credit.

         Additional information regarding the Merger and the terms of the Merger Agreement is contained in the Solicitation/Recommendation Statement on Schedule 14D-9 dated and filed by the Company with the Commission on June 18, 1999 and in the Schedule 14D-1.

Item 7.  Financial Statements and Exhibits.

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                               SUPERIOR SERVICES, INC.



                               By:   /s/Peter J. Ruud
                                     Peter J. Ruud
                                     Senior Vice President & Corporate Secretary


Date:    July 19, 1999



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                                  EXHIBIT INDEX

Exhibit
Number            Description


(2.1) Agreement and Plan of Merger, dated as of June 11, 1999, by and among Vivendi, Onyx Solid Waste Acquisition Corp. and Superior Services, Inc. [Incorporated by reference to Exhibit
                  2.1 to Superior Services Inc.'s Current Report on Form 8-K dated June 11, 1999 and filed June 14, 1999, as amended by a Form 8-K/A filed June 21, 1999.]

(4) Amendment to Rights Agreement, dated as of June 11, 1999, by and between Superior Services, Inc. and LaSalle National Bank. [Incorporated by reference to Exhibit 4 to Superior Services, Inc.'s Current Report on Form 8-K dated June 11, 1999 and filed June 14, 1999, as amended by a Form 8-K/A filed June 21, 1999.]

(99.1) Joint Press Release dated June 14, 1999. [Incorporated by reference to Exhibit 99.5 to Superior Services, Inc.'s Current Report on Form 8-K dated June 11, 1999 and filed June 14, 1999, as amended by a Form 8-K/A filed June 21, 1999.]

(99.2)            Joint Press Release dated July 19, 1999.

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